EXHIBIT 99.1

Synthesis Energy Systems, Inc. Reports Fiscal 2016 Second Quarter Financial Results and Provides Business Update

SES Executives to Review Enhanced Global Growth Strategy on Conference Call Webcast Today at 4:15 p.m. EST

HOUSTON, Feb. 11, 2016 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company whose advanced SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas and LNG based energy, today reported financial and operating results for its fiscal 2016 second quarter, ended December 31, 2015.

“During the past quarter at our Tianwo-SES joint venture, we have firmly established our industry-leading technology performance achieved during a 90-day continuous operations run at the first of three Aluminum Corporation of China projects, in Shandong Province, China. At this location our clean energy gasification technology is enabling over $50,000 of savings in daily natural gas costs by converting local coal into clean syngas, thereby replacing the need for expensive natural gas,” said Robert W. Rigdon, SES President and CEO. “As shown once again during extended operations by our customers, our technology saves money and our ability to provide technology and equipment into fast track, high performance turn-key gasification plants to manufacture clean, economic syngas for use as an industrial fuel gas is gaining traction, and because of this we have grown our installed base from five to 12 commercial gasification systems in China in little more than a year. Also, Tianwo-SES reports advanced discussions with multiple new industrial fuel project opportunities of similar scale in China.

“Today, we see China taking important steps to continue its economic reforms, transforming its economy from a low-cost export model into a consumer and services based economy. While this creates some uncertainty, we see opportunity because we believe we are well aligned with the fundamental direction China is going related to clean energy,” added Mr. Rigdon. “And, while the price of oil continues to adversely impact many other businesses, we believe our value proposition for clean energy, based using our syngas to replace expensive natural gas, and our iGAS power plant’s capability to provide cleaner yet economic power remains compelling. Our technology’s dual beneficial economic-environmental combination of unmatched feedstock flexibility, including abundant low-cost, low-rank coal, combined with China’s focus on non-polluting sources of energy, has positioned SES well in these significant growth market segments.

“Outside of China, we are working with our global alliance partner, China Coal Research Institute, to advance identified SGT project opportunities in countries that align with the Chinese government’s One Belt, One Road ‘Going Out’ strategy. Additional prospective SES Gasification Technology projects – including a recent completion and submittal of a proposal on a project valued at over $100 million – are in various stages of commercial and technical evaluation by potential customers from around the world, including renewable biomass projects in the U.S. Our clean energy technology is gaining traction globally as a result of its superior performance, advantaged economics and environmental attributes, all ideally timed with a confluence of events which we will discuss on today’s quarterly conference call, that will also include a review of our enhanced global growth strategy,” concluded Mr. Rigdon.

Recent Corporate Highlights

China Joint Venture: SES’s China Joint Venture with Suzhou Thvow Technology Co., Ltd. (THVOW): Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES):

  Aluminum Corporation of China (CHALCO), China’s largest alumina and primary aluminum producer: Three industrial syngas gasification plants for existing aluminum facilities. Tianwo-SES licensed and provided the SGT technology design and proprietary gasification equipment to the projects, and has received $17.6 million in revenue for the twelve months ended December 31, 2015 from the order. Quarterly milestone progress includes:

    Zibo City Project, Shandong Province – 2 SGT gasification systems: acceptance testing phase. In January 2016, the plant completed a 90-day continuous full-load operation test run, successfully supplying stable and reliable industrial syngas to the CHALCO aluminum manufacturing facility. Stable operation at full capacity was a necessary step for the handover of the facility to CHALCO from SES’s Tianwo-SES JV partner’s Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI) that serves as general contractor. This initial CHALCO project has produced syngas used by the customer since August, 2015.

    Huaxin Plant, Xing County, Shanxi Province – 1 SGT gasification system: commission and startup phase. Members of SES’s Zao Zhuang New Gas Company Joint Venture (ZZ) are onsite to support the commissioning phase, which began in November 2015, and report continued good progress at the second CHALCO project. Initial syngas production from the facility’s single SGT gasification system commenced in January 2016.

    Henan Province – 4 SGT gasification systems: early commission phase. Early commission work includes refractory curing of the four gasifiers, which has been completed on the third and largest CHALCO project. Tianwo-SES reports the project is expected to enter into full commissioning in the first quarter of calendar year 2016.

Global Initiatives:

  China Coal Research Institute (CCRI) Alliance: SES and CCRI, a subsidiary of China Coal Technology & Engineering Group Corporation (CCTEG), considered the engineering backbone of China’s coal industry, forged a global business and market development alliance with SES in November 2015. CCRI is the group designated to provide technical expertise for CCTEG to evaluate and prepare global project opportunities for coal gasification and related technologies, with special focus on regions that dovetail with the Chinese government’s One Belt, One Road “Going Out” strategy. The team is focused on four SGT project opportunities: in Mongolia, Eastern Europe, Indonesia, and South America. The alliance exclusively uses SGT for global clean energy technology projects with CCTEG and CCRI arranging Chinese content into projects including coal resource development, engineering, construction, related technologies, and financing.

  iGAS Distributed Power Business: This initial iGAS power project team has completed a significant portion of the work on the final Feasibility Report (FSR). Once completed, the FSR will be forwarded for review and certification by an official Chinese power design institute. Once the FSR is officially approved by the power design institute, state-owned Dengfeng Power (DFPG) can move forward to secure government approvals and begin construction on the low-cost IGCC based on a 160MW iGAS plant utilizing state-of-the-art SES XL3000 gasification systems and GE’s aero-derivative power-gen sets. The FSR is funded by DFPG, which is ranked in China’s Fortune 500 with businesses including coal production, aluminum manufacturing and power generation. The initial project is intended to serve as a model for approximately 600MW of additional iGAS clean power projects in Dengfeng City and elsewhere in Henan Province, as well as in other regions of China. DFPG is intended to serve as the primary owner and operator of the initial iGAS project.

  Direct Reduced Iron (DRI) Steel Business: SES and Midrex Technologies, a subsidiary of Kobe Steel and the world leader in DRI steel technology, have completed the preliminary engineering work to initiate the process of completing the fully integrated design combining SGT with the Midrex Direct Reduced Iron technology. Under the expanded global strategic alliance, once completed, Midrex will then proceed with a proactive marketing campaign in India, with the purpose of securing projects for the new MXCOL®-SES total plant offering.

Plant Operations:

  Synthesis Energy Systems (Zao Zhuang) New Gas Company Joint Venture (ZZ) – The ZZ facility permanently ceased production of methanol during the past quarter, when Xuecheng Energy permanently shut down the second of two coke oven units there. SES continues to support the ZZ JV partner, Rui Feng Enterprises Limited and its affiliate, Shandong Saikong Automation Equipment Co. Ltd, to advance the acetic acid and propionic repurposing project at ZZ in Shandong Province, China. Rui Feng was not able to complete its next $4 million payment related to the purchase of SES’s interest in ZZ, citing the need for securing government approval, which has slowed due to China’s temporary hold on chemical plant permits resulting from the August 2015 Tianjin explosions, and the need to see improvement in commodity prices. Since there are currently no revenues being generated from the facility, SES is evaluating alternatives including a smaller-scale power generation option for the plant. In addition, SES is resolving open items with Xuecheng Energy and the debt from the local bank related to the facility’s previous COG-to-methanol operation.

  Yima Joint Ventures Methanol Plant (Yima) – The coal supply and pricing issue between the Yima JV and parent, Henan Coal, in the Yima facility in Henan Province was resolved during the past quarter and the plant was returned to service in mid-November after a three-month outage. While low methanol prices create challenge, the plant itself is operating the best SES has seen. Based on 2015 operating data, its performance fundamentally improved in June 2015 with the installation of the required gasifier ash control. Adding additional improvements in spring 2015 have allowed the facility to reach and demonstrate full production rates causing the conversion efficiency of coal to methanol to more than double.  The JV commissioned SES’s proprietary fines recycle system which further improved the coal utilization by approximately 5%. These advancements provide the opportunity for SES together with Yima to create a method for flowing cash back to SES and the Yima parent, in order to advance SES’s ongoing goal to redeploy some or all of the Company’s $34.8 million equity in Yima.

Corporate News:

  In January, SES expanded its senior management team with the appointment of Wade A. Taber as Vice President of Engineering. From 2007-2015, Mr. Taber served as Senior Engineering Manager – Components/Technology Innovation for General Electric, where his accomplishments included more than a dozen patented and trade secret innovations in gasification technology. Mr. Taber received GE’s Corporate Engineering Award for his development and commercialization of GE’s Advanced Chromia Refractory, which doubled refractory life for solid feedstock gasification. Previously, he served as Senior Application Engineer – Energy Systems/Gasification with Saint-Gobain Ceramics, 1998-2007. Mr. Taber holds a B.S. degree in Ceramic Engineering/Materials Science from the University of Illinois, and has completed several advanced leadership programs at The Browne Centre - University of New Hampshire, and GE's Crotonville campus. Mr. Taber is responsible for all engineering, equipment sourcing and operations support for SES.

Fiscal Second Quarter 2016 Financial Results (Unaudited)

The Company reported $0.8 million of revenue for the three months ended December 31, 2015, versus $3.9 million revenue for the three months ended December 31, 2014.

The ZZ Joint Venture sold 2,468 tonnes of methanol and generated approximately $0.7 million of revenue during the three months ended December 31, 2015 compared with 12,268 tonnes of methanol sold and generated approximately $3.7 million of revenue during the three months ended December 31, 2014. The decrease in revenue was primarily due to the shutdown of the ZZ Joint Venture’s production of methanol in late October 2015. Xeucheng Energy permanently shut down one of its two operating coke oven units in late October 2015, and the ZZ Joint Venture requires both coke oven units to produce an adequate supply to operate the ZZ Joint Venture methanol unit.

Technology licensing and related services revenue was $0.2 million for both the three months ended December 31, 2015 and 2014, which resulted from technical consulting and engineering services provided to our Tianwo-SES Joint Venture and Midrex.

The Company's operating loss for the second quarter of fiscal 2016 was $3.9 million versus an operating loss of $26.1 million for the second quarter of fiscal 2015. The decrease in operating loss was primarily due to a $20.9 million impairment loss on the ZZ Joint Venture’s long-lived assets in December 2014.

The net loss attributable to stockholders for the second quarter of fiscal 2016 was $3.9 million, or $0.05 per share, versus a loss of $25.6 million, or $0.35 per share, for the prior year’s second quarter.

As of December 31, 2015, the Company had cash and cash equivalents of $18.4 million and working capital of $6.6 million.

Conference Call Information

SES executives will review the Company’s enhanced global growth strategy, report on quarterly financial results and provide an operations update in a webcast beginning at 4:15 p.m. EST on February 11.

To access the live webcast, which will include a formal slide presentation, please log on to the Investor Center of the corporate website, www.synthesisenergy.com. Interested parties can pre-register for the conference at: http://dpregister.com/10078234. Alternatively, interested parties may participate in the audio-only portion of SES’s conference call by phoning (866) 652-5200 (U.S) or (412) 317-6060 (Int’l). Callers should request the “Synthesis Energy Systems, Inc. call.”

An archived version of the SES conference call webcast, including the slide presentation, will be available on the company's website through March 12, 2016. A telephone replay of the call will be available beginning approximately one hour after its completion and will be available through March 12, 2016. Interested parties can access the telephonic replay by phoning (877) 344-7529 (U.S.) or (412) 317-0088 (Int’l). The PIN access code for both the live call and replay is: 10078234.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal, biomass and municipal wastes through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas and LNG based energy. SNG enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, biomass, and municipal waste feedstocks. For more information, please visit: www.synthesisenergy.com.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the completion of the expansion and repurposing of our ZZ Joint Venture plant to produce acetic acid and propionic acid; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; the continued shutdown of the ZZ Joint Venture plant; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
747.222.7012
PR@synthesisenergy.com

TABLES FOLLOW

SYNTHESIS ENERGY SYSTEMS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Product sales and other -related parties	$651	$3,731	$3,726	$7,945
Technology licensing and related services.	167	151	491	151
	818	3,882	4,217	8,096
Costs and Expenses:
Costs of sales and plant operating expenses	1,045	5,261	5,083	11,042
General and administrative expenses	2,264	2,299	4,745	4,368
Stock-based compensation expense	1,160	949	2,291	1,234
Depreciation and amortization	215	572	440	1,145
Impairment of long-lived assets	—	20,914	—	20,914

Total costs and expenses	4,684	29,995	12,559	38,703

Operating loss	(3,866)	(26,113)	(8,342)	(30,607)

Non-operating (income) expense:
Foreign currency (gain) loss, net	88	(36)	334	(27)
Interest income	(14)	(10)	(35)	(20)
Interest expense	144	74	219	138

Net loss	(4,084)	(26,141)	(8,860)	(30,698)
Less: net income loss attributable to noncontrolling interests	(158)	(548)	(352)	(589)
Net loss attributable to stockholders	$(3,926)	$(25,593)	$(8,508)	$(30,109)

Net loss per share:
Basic and diluted	$(0.05)	$(0.35)	$(0.10)	$(0.41)

Weighted average common shares outstanding:
Basic and diluted	86,891	73,224	86,619	73,211

SYNTHESIS ENERGY SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2015	June 30, 2015
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$18,446	$22,217
Certificate of deposit-restricted	2,310	1,635
Accounts receivable, net	25	—
Accounts receivable-related party, net	2	705
Prepaid expenses and other currents assets	1,307	489
Inventory	1,096	587
Total current assets	23,186	25,633

Property, plant and equipment, net	8,290	10,342
Intangible assets, net	939	939
Investment in joint ventures	34,816	34,815
Other long-term assets	1,912	2,022

Total assets	$69,143	$73,751

LIABILITIES AND EQUITY

Current liabilities:
Accrued expenses and accounts payable	$3,937	$4,348
Accrued expenses and accounts payable -related party	5,726	4,088
Line of credit	3,850	3,271
Short-term bank loan	3,080	3,271

Total current liabilities	16,593	14,978

Commitment and contingencies

Stockholder’s Equity:
Preferred stock, $0.01 par value: 200,000 shares authorized-no shares issued and outstanding	—	—
Common stock, $0.01 par value: 200,000 shares authorized: 86,895 and 85,476 shares issued and outstanding, respectively	869	855
Additional paid-in capital	260,200	256,643
Accumulated deficit	(212,374)	(206,866)
Accumulated other comprehensive income	5,276	6,179
Total stockholders’ equity	53,971	59,811
Noncontrolling interests in subsidiaries	(1,421)	(1,038)

Total stockholder’s equity	52,550	58,773

Total liabilities and stockholder’s equity	$69,143	$73,751